EXHIBIT 4.1

AFG HOLDINGS, INC.

REGISTRATION RIGHTS AGREEMENT

DATED AS OF JUNE 8, 2017

AFG HOLDINGS, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of June 8, 2017, by and among AFG Holdings, Inc., a Delaware corporation (the “Company”), and all of the stockholders of the Company who were issued shares of Company Common Stock in the Plan (each such party as identified on Schedule I hereto, together with any Person (as defined below) who hereafter becomes a party to this Agreement, a “Holder” and collectively, the “Holders”). The Company and the Holders are referred to collectively herein as the “Parties.”

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any investment fund the primary investment advisor to which is such Person or an Affiliate thereof); provided, that for purposes of this Agreement, no Holder shall be deemed an Affiliate of the Company or any of its Subsidiaries. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Approved Transferee” has the meaning set forth in Section 8(a).

“Alternative Transaction” means the sale of Registrable Securities constituting less than 3% of Company Common Stock then outstanding to one or more purchasers in a registered transaction without a prior marketing process by means of (a) a bought deal, (b) a block trade, (c) a direct sale or (d) any other transaction that is registered pursuant to a Shelf Registration that is not a firm commitment underwritten offering.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company as amended from time to time.

“Chosen Courts” has the meaning set forth in Section 9(d).

“Close of Business” means 5:00 p.m. Eastern Time.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Company” has the meaning set forth in the preamble.

“Company Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.

“Company Notice” has the meaning set forth in Section 2(a)(iii).

“Demand Eligible Holder” has the meaning set forth in Section 2(b)(i).

“Demand Eligible Holder Request” has the meaning set forth in Section 2(b)(i).

“Demand Notice” has the meaning set forth in Section 2(b)(i).

“Demand Registration” has the meaning set forth in Section 2(b)(i).

“Demand Registration Statement” has the meaning set forth in Section 2(b)(i).

“Determination Date” has the meaning set forth in Section 2(a)(viii).

“Effectiveness Period” has the meaning set forth in Section 2(b)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Family Member” shall mean, with respect to any natural Person, such Person’s parents, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains solely for the benefit of such Person and such Person’s spouse (but not including a former spouse or a spouse from whom such Person is legally separated) and/or descendants.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1 Shelf” has the meaning set forth in Section 2(a)(i).

“Form S-3 Shelf” has the meaning set forth in Section 2(a)(i).

“Holder” has the meaning set forth in the preamble. A Person shall cease to be a Holder hereunder at such time as it ceases to hold any Registrable Securities.

“Holders of a Majority of Included Registrable Securities” means Holders of a majority of the Registrable Securities included in the Registration Statement or public offering.

“Indemnified Persons” has the meaning set forth in Section 6(a).

“Joinder” has the meaning set forth in Section 8.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433, relating to an offer of the Registrable Securities.

“Losses” has the meaning set forth in Section 6(a).

“Maximum Offering Size” has the meaning set forth in Section 2(a)(iv).

“Other Registrable Securities” means (a) Company Common Stock, (b) any securities issued or issuable with respect to, on account of or in exchange for Company Common Stock, whether by stock split, stock dividend, recapitalization, merger, consolidation or other reorganization, charter amendment or otherwise and (c) any options, warrants or other rights to acquire, and any securities received as a dividend or distribution in respect of, any of the securities described in clauses (a) and (b) above, in each case held by any other Person who has rights to participate in any offering of securities by the Company pursuant to a registration rights agreement or other similar arrangement with the Company or any direct or indirect parent of the Company relating to the Company Common Stock (which shall not include this Agreement).

“Parties” has the meaning set forth in the preamble.

“Permitted Assignee” shall mean any Affiliate of any Holder who acquires Registrable Securities from such Holder.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Piggyback Eligible Holders” has the meaning set forth in Section 2(c)(i).

“Piggyback Notice” has the meaning set forth in Section 2(c)(i).

“Piggyback Registration” has the meaning set forth in Section 2(c)(i).

“Piggyback Registration Statement” has the meaning set forth in Section 2(c)(i).

“Piggyback Reguest” has the meaning set forth in Section 2(c)(i).

“Plan” means the Joint Prepackaged Plan of Reorganization of the Company and certain of its debtor affiliates under chapter 11 of Title 11 of the United States Code.

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or known to the Company to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A), all amendments and supplements to the Prospectus, including post-effective amendments, all material incorporated by reference or deemed to be incorporated by reference in such Prospectus and any Issuer Free Writing Prospectus.

“Public Offering” means any sale of shares of Company Common Stock to the public pursuant to a public offering registered (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 is applicable) under the Securities Act.

“Qualified Holder” means one or more Holders who beneficially own in the aggregate 15% or more of the outstanding shares of Company Common Stock as of the date of determination.

“Registrable Securities” means (a) any Company Common Stock, (b) any securities issued or issuable with respect to, on account of or in exchange for Company Common Stock, whether by stock split, stock dividend, recapitalization, merger, consolidation or other reorganization, charter amendment or otherwise and (c) any options, warrants or other rights to acquire, and any securities received as a dividend or distribution in respect of, any of the securities described in clauses (a) and (b) above, in each case that are held by the Holders and their Affiliates or any transferee or assignee of any Holder or its Affiliates whether now held or hereafter acquired, all of which securities are subject to the rights provided herein until such rights terminate pursuant to the provisions of this Agreement. As to any particular Registrable Securities, such securities shall not be Registrable Securities when (i) a Registration Statement registering such Registrable Securities under the Securities Act has been declared effective and such Registrable Securities have been sold, transferred or otherwise disposed of by the Holder thereof pursuant to such effective Registration Statement, (ii) such Registrable Securities are sold, transferred or otherwise disposed of pursuant to Rule 144, (iii) such securities cease to be outstanding, or (iv) such securities are held by a Holder who, together with its Affiliates, holds less than 1% of the outstanding shares of Company Common Stock and in the hands of such Holder, all such securities may be sold pursuant to Rule 144 without limitations.

“Registration Expenses” has the meaning set forth in Section 5.

“Registration Statement” means a registration statement of the Company filed with or to be filed with the Commission under the Securities Act and other applicable law, including an Automatic Shelf Registration Statement, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Related Party” has the meaning set forth in Section 9(m).

“Representatives” of a Holder means its partners, shareholders, members, directors, officers, employees, agents, counsel, accountants, consultants, investment advisers or other professionals or representatives, or its affiliates or wholly owned subsidiaries.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 145” means Rule 145 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 430A” means Rule 430A promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 433” means Rule 433 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Seasoned Issuer” means an issuer eligible to use Form S-3 under the Securities Act and who is not an “ineligible issuer” as defined in Rule 405.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and related legal and other fees of a Holder not included within the definition of Registration Expenses.

“Shelf Period” has the meaning set forth in Section 2(a)(i).

“Shelf Public Offering Requesting Holder” has the meaning set forth in Section 2(a)(ii).

“Shelf Registration” means the registration of an offering of Registrable Securities on a Form S-1 Shelf or a Form S-3 Shelf, as applicable, on a delayed or continuous basis under Rule 415, pursuant to Section 2(a)(i).

“Shelf Registration Statement” has the meaning set forth in Section 2(a)(i).

“Shelf Takedown Notice” has the meaning set forth in Section 2(a)(iii).

“Subsidiary” means, when used with respect to any Person, any corporation or other entity, whether incorporated or unincorporated, (a) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership) or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other entity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Suspension Period” has the meaning set forth in Section 2(e).

“Trading Market” means the principal national securities exchange in the United States on which Registrable Securities are (or are to be) listed.

“Underwritten Shelf Takedown” has the meaning set forth in Section 2(b)(ii).

“Warrants” means the warrants representing the right to acquire 1,428,571 shares of Company Common Stock issued pursuant to the Plan and governed by the Warrant Agreement.

“Warrant Agreement” means the Warrant Agreement, dated the date hereof, by and between the Company, on the one hand, and, on the other hand, Computershare Inc. and Computershare Trust Company, N.A. pursuant to which the Warrants were issued.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405 and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also a Seasoned Issuer.

“WKSI Date” has the meaning set forth in Section 2(a)(viii).

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections, paragraphs and clauses refer to Sections, paragraphs and clauses of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall be deemed to refer to such law or statute as amended or supplemented from time to time and shall include all rules and regulations and forms promulgated thereunder, and references to any law, rule, form or statute shall be construed as including any legal and statutory provisions, rules or forms consolidating, amending, succeeding or replacing the applicable law, rule, form or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated. Each of the Parties hereto acknowledges that each Party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

2. Registration.

(a) Shelf Registration.

(i) Filing of Shelf Registration Statement. No later than ninety (90) days after the consummation of an initial Public Offering (unless otherwise restricted based on agreements entered into with the managing underwriter of the initial Public Offering, in which case as soon thereafter as practicable), (x) the Company shall file a Registration Statement for a Shelf Registration on Form S-3 (or any successor to Form S-3) covering the resale of all of the Registrable Securities held by the Holders (the “Form S-3 Shelf”), or (y) if the Company is not a Seasoned Issuer or WKSI at the time of filing, the Company shall file a Registration Statement for a Shelf Registration on Form S-1 (or any successor to Form S-1) (the “Form S-1 Shelf” and, together with the Form S-3 Shelf, the “Shelf Registration Statement”). In the event that the Company files such Shelf Registration Statement on a Form S-1 Shelf and thereafter becomes a Seasoned Issuer or WKSI, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf to a Form S-3 Shelf (which shall be an Automatic Shelf Registration Statement if the Company is a WKSI) as soon as practicable after the Company becomes so eligible. Subject to the terms of this Agreement, including any applicable Suspension Period, the Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event (x) no later than the fifteenth (15th) day following the filing of the Shelf Registration Statement in the event of no “review” by the Commission, (y) no later than the sixtieth (60th) day following the filing of the Shelf Registration Statement in the event of “limited review” by the Commission, or (z) in the event of a “review” by the Commission, the ninetieth (90th) day following the filing of the Shelf Registration Statement, and shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement are no longer Registrable Securities, including, to the extent a Form S-1 Shelf was converted to a Form S-3 Shelf and the Company thereafter became ineligible to use Form S-3, by filing a Form S-1 Shelf not later than twenty (20) Business Days after the date of such ineligibility and using its commercially reasonable efforts to have such Form S-1 declared effective as promptly as practicable (but in no event more than thirty (30) days after the date of such filing) (the period during which the Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in accordance with this clause (i), the “Shelf Period”). The Company shall notify the Holders named in the Shelf Registration Statement via facsimile or by e-mail of the effectiveness of the Shelf Registration Statement (unless an Automatic Shelf Registration Statement) on the same Business Day that the Company telephonically or otherwise confirms effectiveness with the Commission. The Company shall file a final Prospectus with the Commission to the extent required by Rule 424. The “Plan of Distribution” section of such Shelf Registration Statement shall provide for all permitted means of disposition of Registrable Securities, including firm- commitment underwritten public offerings, Alternative Transactions, agented transactions, sales directly into the market, purchases or sales by brokers and sales not involving a public offering.

(ii) Underwritten Shelf Takedown. At any time during the Shelf Period (subject to any Suspension Period), any one or more Holders of Registrable Securities (such Holder, a “Shelf Public Offering Requesting Holder”) may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf Registration Statement (including, for the avoidance of doubt, a shelf registration filed pursuant to Section 2(a) or Section 2(b), each, an “Underwritten Shelf Takedown” which term shall not include an Alternative Transaction); and the Company shall promptly amend or supplement the Shelf Registration Statement and/or prepare and file related Prospectus supplement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to an Underwritten Shelf Takedown; provided, that, and subject to Section 2(a)(v) below, the Company shall not be obligated to effect (x) more than three (3) Underwritten Shelf Takedowns in any 12-month period for all Holders and (y) any Underwritten Shelf Takedown if the aggregate gross proceeds expected to be received from the sale of the Registrable Securities requested to be sold in such Underwritten Shelf Takedown (including, for the avoidance of doubt, the Registrable Securities of the Holders (other than the Shelf Public Offering Requesting Holder) requested to be included therein pursuant to 2(a)(iii) below and the Other Registrable Securities to be sold in such Underwritten Shelf Takedown), in the good faith judgment of the managing underwriter(s) therefor, is less than $40 million.

(iii) Notice of Underwritten Shelf Takedown. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the “Shelf Takedown Notice”). Each

Shelf Takedown Notice shall specify the class or series and the approximate number of Registrable Securities to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Subject to Section 2(e) below, within three (3) days after receipt of any Shelf Takedown Notice except in the case of an Alternative Transaction (without regard to the 1% threshold), the Company shall give written notice of such requested Underwritten Shelf Takedown (which notice shall state the material terms of such proposed Underwritten Shelf Takedown, to the extent known, as well as the identity of the Shelf Public Offering Requesting Holder(s)) to all other Holders of Registrable Securities (the “Company Notice”) and, subject to the provisions of Section 2(a)(iv) and Section 2(e) below, shall include in such Underwritten Shelf Takedown all Registrable Securities of the same class or series as the Registrable Securities originally requested to be sold by the Shelf Public Offering Requesting Holder(s) with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after giving the Company Notice; provided, that any such Registrable Securities shall be sold subject to the same terms as are applicable to the Registrable Securities the Shelf Public Offering Requesting Holder(s) is requesting to sell.

(iv) Priority of Registrable Shares. If the managing underwriters for such Underwritten Shelf Takedown advise the Company and the Holders of Registrable Securities requested to be included in such Underwritten Shelf Takedown that in their reasonable view the number of Registrable Securities requested to be included in such Underwritten Shelf Takedown exceeds the number of Registrable Securities which can be sold in an orderly manner in such offering within the contemplated price range requested to be included in the Underwritten Shelf Takedown (the “Maximum Offering Size”), then the Company shall so advise all Holders of Registrable Securities requested to be included in such Underwritten Shelf Takedown, and shall include in such Underwritten Shelf Takedown the number of Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, the Registrable Securities requested to be included in such Underwritten Shelf Takedown by the Holders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holder, up to the Maximum Offering Size, (B) second, any securities requested to be included in such Underwritten Shelf Takedown by the Company and (C) third, Other Registrable Securities requested to be included in such Underwritten Shelf Takedown to the extent permitted hereunder, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the respective Holders of such Other Registrable Securities on the basis of the number of securities requested to be included therein by each such Holder. For any Holder of Other Registrable Securities that is a partnership, limited liability company, corporation or other entity, the partners, members, stockholders, Subsidiaries, parents and Affiliates of such Holder, or the estates and Family Members of any such partners/members and retired partners/members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such Other Registrable Securities shall be based upon the aggregate amount of securities requested to be included in such registration by all entities and individuals included in such Other Registrable Securities.

(v) Timing of Underwritten Shelf Takedowns. The Company shall not be obligated to effect an Underwritten Shelf Takedown within sixty (60) days (or such shorter period specified in any applicable lock-up agreement entered into with underwriters) after the consummation of a previous Underwritten Shelf Takedown.

(vi) Selection of Bankers and Counsel. The Holders of a Majority of Included Registrable Securities requested to be included in an Underwritten Shelf Takedown shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one (1) or more reputable nationally recognized investment banks reasonably satisfactory to the Company) and one (1) firm of counsel to represent all of the Holders (along with any reasonably necessary local counsel), in connection with such Underwritten Shelf Takedown; provided, that the Company shall select such investment banker(s) and manager(s) if Holders of a Majority of Included Registrable Securities cannot so agree on the same within twelve (12) business days of the Shelf Takedown Notice.

(vii) Withdrawal from Registration. Any Holder whose Registrable Securities were to be included in any such Underwritten Shelf Takedown pursuant to Section 2(a)(ii) or Section 2(a)(iii) may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Holders and without prejudice to the rights of any such Holder or Holders to include Registrable Securities in any future Underwritten Shelf Takedown(s), by written notice to the Company delivered prior to the pricing date of the relevant Underwritten Shelf Takedown.

(viii) WKSI Filing. Upon the Company first becoming a WKSI (the “WKSI Date”). (A) the Company shall give written notice thereof to all of the Holders who hold Registrable Securities as promptly as practicable but in no event later than ten (10) Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a WKSI, and (B) the Company shall, in accordance with the following sentence, register to the extent eligible under the applicable rules, under an Automatic Shelf Registration Statement, the sale of all Registrable Securities in accordance with the terms of this Agreement. The Company shall use its commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than twenty (20) days after the WKSI Date, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until there are no longer any Registrable Securities; provided, that, the failure of the Company to remain a WKSI after the filing of such Automatic Shelf Registration Statement shall not be deemed to be a breach of its obligations hereunder. The Company shall give written notice of filing such Registration Statement to all of the Holders who hold Registrable Securities as promptly as practicable thereafter. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if it is reasonably likely that the Company will no longer be a WKSI (the “Determination Date”), as promptly as practicable but in no event later than ten (10) days after such Determination Date, the Company shall (1) give written notice thereof to all of the Holders and (2) file a Form S-3 Shelf, unless the Company is not then eligible to use Form S-3, in which case it shall use Form S-1 Shelf (or a post-effective amendment converting the Automatic Shelf Registration Statement to an appropriate form), covering all Registrable Securities, and use its commercially reasonable efforts to have such Registration Statement declared effective as promptly as practicable (but in no event more than (x) the fifteenth (15th) day following the filing of the Registration Statement in the event of no “review” by the Commission, (y) the forty-fifth (45th) day following the filing of the Registration Statement in the event of “limited review” by the Commission, or (z) in the event of a “review” by the Commission, the seventy-fifth (75th) day following filing of the Registration Statement) after the date the Automatic Shelf Registration Statement is no longer useable by the Holders to sell their Registrable Securities, and keep such Registration Statement continuously effective under the Securities Act until there are no longer any Registrable Securities.

(ix) Adding Holders to Registration Statement. After the Registration Statement with respect to a Shelf Registration is declared or becomes effective but subject to the Suspension Period, upon written request by one or more Holders (which written request shall specify the amount of such Holders’ Registrable Securities to be registered), the Company shall, as promptly as practicable after receiving such request, (i) if it is a Seasoned Issuer or a WKSI, or if such Registration Statement is an Automatic Shelf Registration Statement, file a Prospectus supplement to include such Holders as selling stockholders in such Registration Statement or (ii) if it is not a Seasoned Issuer or a WKSI, or it is not able to add such Holders through a Prospectus supplement, file a post-effective amendment to the Registration Statement to include such Holders in such Shelf Registration and use commercially reasonable efforts to have such post-effective amendment declared effective.

(b) Demand Registration.

(i) At such time that the Shelf Registration Statement required pursuant to Section 2(a) is not available and subject to the terms and conditions of this Agreement, at any time and from time to time commencing 180 days after the consummation of an initial Public Offering upon written notice to the Company (a ‘‘Demand Notice”) delivered by a Qualified Holder(s) requesting that the Company effect the registration (a “Demand Registration”) under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act) of any or all of the Registrable Securities held by such Qualified Holder(s) (which offering is expected to yield aggregate gross proceeds of at least $40 million), the Company shall promptly (but in any event, not later than five (5) Business Days following the Company’s receipt of such Demand Notice) give written notice of the receipt of such Demand Notice to all other Holders that, to its knowledge, hold Registrable Securities (each, a “Demand Eligible Holder”). The Company shall promptly file the appropriate Registration Statement (the “Demand Registration Statement”) subject to Section 2(b)(ii) and use its commercially reasonable efforts to effect, at the earliest practicable date, the registration under the Securities Act and under the applicable state securities laws of (A) the Registrable Securities which the Company has been so requested to register by the Qualified Holder(s) in the Demand Notice, (B) all other Registrable Securities of the same class or series as those requested to be registered by the Qualified Holder(s) which the Company has been requested to register by the Demand Eligible Holders by written request (the “Demand Eligible Holder Reguest”) given to the Company within ten (10) Business Days after the giving of such written notice by the Company, and (C) any Registrable Securities to be offered and sold by the Company, in each case subject to Section 2(b)(ii), all to the extent required to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities to be so registered. The Holders’ rights to request a Demand Registration set forth in this Section 2(b) shall not be exercisable at any time if the Company (i) (x) is not in violation of its obligations to file a Shelf Registration Statement pursuant to Section 2(a) or (y) has a currently effective Shelf Registration Statement covering all Registrable Securities in accordance with Section 2(a), and (ii) has otherwise complied with its obligations pursuant to this Agreement.

(ii) Demand Registration Using Form S-3. The Company shall effect any requested Demand Registration using Form S-3 whenever the Company is a Seasoned Issuer or a WKSI and is eligible to use such form under applicable rules, and shall use an Automatic Shelf Registration Statement if it is a WKSI. Subject to the terms and conditions of this Agreement, for so long as the Company remains a Seasoned Issuer or a WKSI, the Qualified Holder(s) shall have the right to make an unlimited number of requests for Demand Registration on Form S-3; provided that the Company shall not be obligated to effect (x) more than two (2) Demand Registrations in any six-month period and (y) a registration pursuant to Section 2(b) unless the Registrable Securities requested to be registered by Qualified Holder(s), together with the Registrable Securities requested to be registered by the Demand Eligible Holders and Other Registrable Securities requested to be included, in such registration are expected to yield aggregate gross proceeds of at least $40 million.

(iii) Effectiveness of Demand Registration Statement. The Company shall use its commercially reasonable efforts to have the Demand Registration Statement declared effective by the Commission and keep the Demand Registration Statement continuously effective under the Securities Act for the period of time necessary for the underwriters or Holders to sell all the Registrable Securities covered by such Demand Registration Statement or such shorter period which will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold pursuant thereto (including by filing with the Commission a post-effective amendment or a supplement to the Demand Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, in each case, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, any state securities or “blue sky” laws, or any other rules and regulations thereunder or if otherwise necessary) (the “Effectiveness Period”). A Demand Registration requested pursuant to this Section 2(b) shall not be deemed to have been effected (A) if the Demand Registration Statement is withdrawn without becoming effective, (B) if the Demand Registration Statement has not been declared effective or does not remain effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of the Registrable Securities covered by such Registration Statement for the Effectiveness Period, (C) if, after it has become effective, such Registration Statement is subject to any stop order, injunction or other order or requirement of the Commission or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by any selling Holder and has not thereafter become effective, (D) in the event of an underwritten offering, if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some wrongful act or omission by a Qualified Holder, or (E) if the Company does not include in the applicable Registration Statement any Registrable Securities held by a Holder that are required by the terms hereof to be included in such Registration Statement.

(iv) Priority of Registration. Notwithstanding any other provision of this Section 2(b), if (A) the Qualified Holder(s) intend to distribute the Registrable Securities covered by a Demand Registration by means of an underwritten offering and (B) the managing underwriters advise the Company that in their reasonable view, the number of Registrable Securities proposed to be included in such offering (including Registrable Securities requested by Holders to be included in such offering and any securities that the Company or any other Person proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size, then the Company shall so advise the Qualified Holder(s) and the Demand Eligible Holders with Registrable Securities requested to be included in such underwritten offering, and shall include in such offering the number of Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (1) first, the Registrable Securities requested to be included in such underwritten offering by the Qualified Holders and the Demand Eligible Holders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Qualified Holders and Demand Eligible Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holder, up to the Maximum Offering Size, (2) second, any securities proposed to be registered by the Company, and (3) third, Other Registrable Securities requested to be included in such underwritten offering to the extent permitted hereunder, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the respective holders of such Other Registrable Securities on the basis of the number of securities requested to be included therein by each such holder. For any Holder of Other Registrable Securities that is a partnership, limited liability company, corporation or other entity, the partners, members, stockholders, Subsidiaries, parents and Affiliates of such Holder, or the estates and Family Members of any such partners/members and retired partners/members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such Other Registrable Securities shall be based upon the aggregate amount of securities requested to be included in such registration by all entities and individuals included in such Other Registrable Securities.

(v) Underwritten Demand Registration. The determination of whether any offering of Registrable Securities pursuant to a Demand Registration will be an underwritten offering shall be made in the sole discretion of the Holders of a Majority of Included Registrable Securities included in such underwritten offering, and such Holders of a Majority of Included Registrable Securities shall have the right to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees, and (B) select the investment banker(s) and manager(s) to administer the offering (which shall consist of one (1) or more reputable nationally recognized investment banks reasonably satisfactory to the Company) and one firm of counsel to represent all of the Holders (along with any reasonably necessary local counsel), in connection with such Demand Registration; provided, that the Company shall select such investment banker(s) and manager(s) if the Holders of such Majority of Registrable Securities cannot so agree on the same within a reasonable time period.

(vi) Withdrawal of Registrable Securities. Any Holder whose Registrable Securities were to be included in any such registration pursuant to Section 2(b) may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Holders and without prejudice to the rights of any such Holder to include Registrable Securities in any future registration (or registrations), by written notice to the Company delivered on or prior to the effective date of the relevant Demand Registration Statement.

(c) Piggyback Registration.

(i) Registration Statement on behalf of the Company. If at any time the Company proposes to file a Registration Statement (other than to file a Shelf Registration under Section 2(a) that is not in connection with a particular offering), or the Company proposes to sell Company Common Stock in an underwritten offering that is registered pursuant to a Shelf Registration Statement, for an offering of Registrable Securities (for purposes of this section, irrespective of the holders thereof) for cash (excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4, a rights offering or an offering on any form of Registration Statement that does not permit secondary sales) (a “Piggyback Registration Statement”), the Company shall give prompt written notice (the “Piggyback Notice”) to all Holders that, to its knowledge, hold Registrable Securities (collectively, the “Piggyback Eligible Holders”) of the Company’s intention to file a Piggyback Registration Statement reasonably in advance of (and in any event at least ten (10) Business Days before) the anticipated filing date of such Piggyback Registration Statement. The Piggyback Notice shall offer the Piggyback Eligible Holders the opportunity to include for registration in such Piggyback Registration Statement the number of Registrable Securities of the same class and series as those proposed to be registered as they may request, subject to Section 2(c)(ii) (a “Piggyback Registration”). Subject to Section 2(c)(ii), the Company shall use its commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests (each, a “Piggyback Reguest”) from Piggyback Eligible Holders within five (5) Business Days after giving the Piggyback Notice. If a Piggyback Eligible Holder decides not to include all of its Registrable Securities in any Piggyback Registration Statement thereafter filed by the Company, such Piggyback Eligible Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Registration Statements or other Registration Statements as may be filed by the Company with respect to offerings of Registrable Securities, all upon the terms and conditions set forth herein. The Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register pursuant to the Piggyback Requests, to the extent required to permit the disposition of the Registrable Securities so requested to be registered.

(ii) Priority of Registration. If the Piggyback Registration under which the Company gives notice pursuant to Section 2(c)(i) is an underwritten offering, and the managing underwriter or managing underwriters of such offering advise the Company and the Piggyback Eligible Holders that, in their reasonable view the amount of securities requested to be included in such registration (including Registrable Securities requested by the Piggyback Eligible Holders to be included in such offering and any securities that the Company or any other Person proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size (which, for the purposes of a Piggyback Registration shall be within a price range acceptable to the Company), then the Company shall so advise all Piggyback Eligible Holders with Registrable Securities requested to be included in such Piggyback Registration, and shall include in such offering the number which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, the securities that the Company proposes to sell up to the Maximum Offering Size, (B) second, the Registrable Securities requested to be included in such Piggyback Registration, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Piggyback Eligible Holders on the basis of the number of Registrable Securities requested to be included therein by each such Piggyback Eligible Holder, up to the Maximum Offering Size, and (C) third, Other Registrable Securities requested to be included in such Piggyback Registration, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the holders thereof on the basis of the number of securities requested to be included therein by each such holder. All Piggyback Eligible Holders requesting to be included in the Piggyback Registration must sell their Registrable Securities to the underwriters selected as provided in Section 2(c)(iv) on the same terms and conditions as apply to the Company if such underwritten offering that is consummated, subject to such Holders’ right to withdraw described in the immediately succeeding sentences. Promptly (and in any event on the same day the Company receives notice) following receipt of notification by the Company from the managing underwriter of a range of prices at which such Registrable Securities are likely to be sold, the Company shall so advise each Piggyback Eligible Holder requesting registration in such offering of such price. If any Piggyback Eligible Holder disapproves of the terms of any such underwriting (including the price offered by the underwriter(s) in such offering), such Piggyback Eligible Holder may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Holders and without prejudice to the rights of any such Holder to include Registrable Securities in any future Piggyback Registration or other Registration Statement, by written notice to the Company and the managing underwriter(s) delivered on or prior to the effective date of such Piggyback Registration Statement. Any Registrable Securities withdrawn from such underwritten offering shall be excluded and withdrawn from the registration. For any Piggyback Eligible Holder that is a partnership, limited liability company, corporation or other entity, the partners, members, stockholders, Subsidiaries, parents and Affiliates of such Piggyback Eligible Holder, or the estates and Family Members of any such partners/members and retired partners/members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “Piggyback Eligible Holder,” and any pro rata reduction with respect to such “Piggyback Eligible Holder” shall be based upon the aggregate amount of securities requested to be included in such registration by all entities and individuals included in such “Piggyback Eligible Holder,” as defined in this sentence.

(iii) Withdrawal from Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(c) prior to the effective date of such Registration Statement, whether or not any Piggyback Eligible Holder has elected to include Registrable Securities in such Registration Statement, without prejudice, however, to the right of the Holders immediately to request that such registration be effected as a registration under Section 2(b) to the extent permitted thereunder and subject to the terms set forth therein. The Company shall promptly give notice of the withdrawal or termination of any registration to each Piggyback Eligible Holder who has elected to participate in such registration. The Registration Expenses of such withdrawn or terminated registration shall be borne by the Company in accordance with Section 5 hereof.

(iv) Selection of Bankers and Counsel. If a Piggyback Registration pursuant to this Section 2(c) involves an underwritten offering, the Company shall have the right, in consultation with the Holders of a Majority of Included Registrable Securities included in such underwritten offering, to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees and (B) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter or underwriters.

(v) Effect of Piggyback Registration. No registration effected under this Section 2(c) shall relieve the Company of its obligations to effect any registration of the offer and sale of Registrable Securities upon request under Section 2(a) or Section 2(b) hereof and no registration effected pursuant to this Section 2(c) shall be deemed to have been effected pursuant to Section 2(a) or Section 2(b) hereof.

(d) Notice Requirements. Any Demand Notice, Demand Eligible Holder Request or Piggyback Request shall (i) specify the maximum number and class or series of Registrable Securities intended to be offered and sold by the Holder making the request, (ii) express such Holder’s bona fide intent to offer up to such maximum number of Registrable Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Registrable Securities (to the extent applicable), and (iv) contain the undertaking of such Holder to provide all such information and materials and take all action, in each case, as may reasonably be required in order to permit the Company to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(e) Suspension Period. Notwithstanding any other provision of this Section 2. the Company shall have the right, but not the obligation, to defer the filing of (but not the preparation of), or suspend the use by the Holders of, any Registration Statement for a period of up to sixty (60) days (unless a longer period is consented to by Holders of a Majority of Included Registrable Securities) (i) if the Company is subject to any of its customary suspension or blackout periods, for all or part of such period; (ii) upon issuance by the Commission of a stop order suspending the effectiveness of such Registration Statement with respect to Registrable Securities or the initiation of proceedings with respect to such Registration Statement under Section 9(d) or 8(e) of the Securities Act; (iii) if the Company believes in good faith that any such registration or offering (x) should not be undertaken because it would reasonably be expected to materially interfere with any material corporate development or plan of the Company or (y) would require the Company (after consultation with external legal counsel), under applicable securities laws and other laws, to make disclosure of material nonpublic information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would not be in the Company’s best interests; provided that this exception (y) shall continue to apply only during the time that such material nonpublic information has not been disclosed and remains material; (iv) if the Company elects at such time to offer Company Common Stock or other equity securities of the Company to (x) fund a merger, third-party tender offer or other business combination, acquisition of assets or similar transaction or (y) meet rating agency and other capital funding requirements or (v) if the Company is pursuing a primary underwritten offering of Company Common Stock pursuant to a registration statement; provided that the Holders shall have Piggyback Registration rights with respect to such primary underwritten offering in accordance with and subject to the restrictions set forth in Section 2(c) (any such period, a “Suspension Period”); provided, however, that in such event, the Qualified Holders will be entitled to withdraw any request for a Demand Registration and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration under Section 2(b) and the Company will pay all Registration Expenses in connection with such registration; and provided, further, that in no event shall the Company declare a Suspension Period more than once in any twelve (12) month period. The Company shall (i) give prompt written notice to the Holders of its declaration of a Suspension Period and of the expiration or termination of the relevant Suspension Period and (ii) promptly resume the process of filing or requesting for effectiveness, or update the suspended Registration Statement, as the case may be, as may be necessary to permit the Holders to offer and sell their Registrable Securities in accordance with applicable law. If the filing of any Demand Registration or Shelf Registration is suspended pursuant to this Section 2(e), once the Suspension Period ends, the Qualified Holders may request a new Demand Registration or a new Shelf Registration.

(f) Required Information. The Company may require each Holder of Registrable Securities as to which any Registration Statement is being filed or sale is being effected to furnish to the Company such information regarding the intended method of distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing (provided that such information shall be used only in connection with such registration) and the Company may exclude from such registration or sale the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(g) Other Registration Rights Agreements. The Company has not entered into and, unless agreed in writing by each Holder on or after the date of this Agreement, will not enter into, any agreement or arrangement that (i) is inconsistent with the rights granted to the Holders with respect to Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof in any material respect or (ii) other than as set forth in this Agreement, would allow any holder of Company Common Stock or other securities of the Company to include such securities in any Registration Statement filed by the Company on a basis that is more favorable in any material respect to the rights granted to the Holders hereunder. For the avoidance of doubt, granting a Person registration rights that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration would constitute granting registration rights to such Person on a basis that is more favorable in a material respect with respect to the rights granted to the Holders and would require the consent of each Holder under this Agreement.

(h) Cessation of Registration Rights. All registration rights granted under this Section 2 shall continue to be applicable with respect to any Holder until such Holder no longer holds any Registrable Securities. In the event the Company engages in a merger or consolidation in which the Registrable Securities of the Company are converted into securities of another Person, the Company will use its commercially reasonable efforts to make appropriate arrangements so that the registration rights provided under this Agreement continues to be provided by the issuer of such securities. To the extent such new issuer, or any other Person acquired by the Company in a merger or consolidation, was bound by registration rights that would conflict with the provisions of this Agreement, the Company will use its commercially reasonable efforts to modify any such “inherited” registration rights so as not to interfere in any material respect with the rights provided under this Agreement.

3. Alternative Transactions. Notwithstanding anything to the contrary contained herein, (a) no Holder shall be entitled to any piggyback right or to participate as a Demand Eligible Holder under Section 2 in connection with an Alternative Transaction (including Alternative Transactions off of a Shelf Registration Statement or an Automatic Shelf Registration Statement, or in connection with the registration of Registrable Securities under an Automatic Shelf Registration Statement for purposes of effectuating an Alternative Transaction; provided, that, any registration with respect to an Alternative Transaction shall not constitute a Demand Registration for purposes of determining the number of Demand Registrations effected by the Company under Section 2(b)(ii) above); and (b) no Holder shall be permitted to request or participate in an underwritten offering (including an Underwritten Shelf Takedown) that is an Alternative Transaction.

4. Registration Procedures. The procedures to be followed by the Company and each participating Holder to register the sale of Registrable Securities pursuant to a Registration Statement in accordance with this Agreement, and the respective rights and obligations of the Company and such Holders with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(a) The Company will (i) prepare and file a Registration Statement or a Prospectus, as applicable, with the Commission (within the time period specified in Section 2(a) or Section 2(b), as applicable, in the case of a Shelf Registration, an Underwritten Shelf Takedown or a Demand Registration) which Registration Statement (A) shall be on a form required by this Agreement (or if not so required, selected by the Company) for which the Company qualifies, (B) shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution, and (C) shall comply as to form in all material respects with the requirements of the applicable form and include and/or incorporate by reference all financial statements required by the Commission to be filed therewith, (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the periods provided under Section 2(a) or Section 2(b), as applicable, in the case of a Shelf Registration Statement or a Demand Registration Statement, (iii) use its commercially reasonable efforts to prevent the occurrence of any event that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities registered pursuant thereto (during the period that such Registration Statement is required to be effective as provided under Section 2(a) or Section 2(b), as applicable), and (iv) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement, (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the Commission and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will, (1) at least five (5) Business Days prior to the anticipated filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any documents incorporated by reference therein) or before using any Issuer Free Writing Prospectus, furnish to such Holders, the Holders’ counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, copies of all such documents proposed to be filed and make such of the representatives of the Company as shall be reasonably requested by the Holders available for discussion of such documents, (2) use its commercially reasonable efforts to address in each such document prior to being so filed with the Commission such comments as each such Holder, its counsel or underwriter reasonably shall propose within three (3) Business Days of receipt of such copies by the Holders and (3) not file any Registration Statement or any related Prospectus or any amendment or supplement thereto containing information regarding a participating Holder to which such participating Holder objects.

(b) The Company will as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as (A) may be reasonably requested by any Holder of Registrable Securities covered by such Registration Statement necessary to permit such Holder to sell in accordance with its intended method of distribution or (B) may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for the periods provided under Section 2(a) or Section 2(b), as applicable, in accordance with the intended method of distribution and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders, (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond to any comments received from the Commission with respect to each Registration Statement or Prospectus or any amendment thereto, and (iv) as promptly as reasonably practicable, provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement or Prospectus other than any comments that the Company determines in good faith would result in the disclosure to such Holders of material non-public information concerning the Company that is not already in the possession of such Holder.

(c) The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act (including Regulation M under the Exchange Act) with respect to each Registration Statement and the disposition of all Registrable Securities covered by each Registration Statement.

(d) The Company will notify such Holders that hold Registrable Securities and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, as promptly as reasonably practicable: (i)(A) when a Registration Statement, any pre-effective amendment, any Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement or any free writing prospectus is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each Holder, its counsel and each underwriter, if applicable, other than information which the Company determines in good faith would constitute material nonpublic information that is not already in the possession of such Holder); and (C) with respect to each Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental or regulatory authority for amendments or supplements to a Registration Statement or Prospectus or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the Commission or any such authority relating to, or which may affect, the Registration Statement; (iii) of the issuance by the Commission or any other governmental or regulatory authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or preventing or suspending the use of any Prospectus or the initiation or threatening of any Proceedings for such purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement or similar agreement cease to be true and correct in all material respects; or (vi) of the occurrence of any event that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or if, as a result of such event or the passage of time, such Registration Statement, Prospectus or other documents requires revisions so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement or Prospectus, or if, for any other reason, it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act, which shall correct such misstatement or omission or effect such compliance.

(e) The Company will use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any stop order or other order suspending the effectiveness of a Registration Statement or preventing or suspending the use of any Prospectus, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment, or if any such order or suspension is made effective during any Suspension Period, at the earliest practicable moment after the Suspension Period is over.

(f) During the Effectiveness Period or the Shelf Period, as applicable, the Company will furnish to each selling Holder, its counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, upon their request, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such selling Holder, counsel or underwriter (including those incorporated by reference) promptly after the filing of such documents with the Commission.

(g) The Company will promptly deliver to each selling Holder, its counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such selling Holder, counsel or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such selling Holder or underwriter. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any applicable underwriter in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(h) The Company will use its commercially reasonable efforts to (i) register and qualify, or cooperate with the selling Holders, their counsel, the underwriters, if any, and counsel for the underwriters in connection with the registration or qualification (or exemption from such registration or qualification) of, the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the Commission, under all applicable securities laws (including the “blue sky” laws) of such jurisdictions each underwriter, if any, or any selling Holder shall reasonably request; (ii) keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective under the terms of this Agreement and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable such underwriter, if any, and each selling Holder to consummate the disposition of the Registrable Securities covered by such Registration Statement in each such jurisdiction; provided, however, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction.

(i) To the extent that the Company has certificated shares of Company Common Stock, the Company will cooperate with each selling Holder and the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if applicable, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as each selling Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon saleby the Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, of such Registrable Securities pursuant to the Registration Statement.

(j) Upon the occurrence of any event contemplated by Section 4(d)(vi), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or to the applicable Issuer Free Writing Prospectus, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading and no Issuer Free Writing Prospectus will include information that conflicts with information contained in the Registration Statement or Prospectus, such that each selling Holder can resume disposition of such Registrable Securities covered by such Registration Statement or Prospectus.

(k) Selling Holders may distribute the Registrable Securities by means of an underwritten offering; provided that (i) such Holders provide to the Company a Shelf Takedown Notice or Demand Notice of their intention to distribute Registrable Securities by means of an underwritten offering, (ii) the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein, (iii) each Holder participating in such underwritten offering agrees to enter into customary agreements, including an underwriting agreement in customary form (provided that non-participating Holders of 5% or less of the outstanding Company Common Stock shall not be required to sign any lock-up, standstill or similar agreements), and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders entitled to select the managing underwriter or managing underwriters hereunder (provided that any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties, agreements and indemnities regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution, and the accuracy of information contained in the applicable Registration Statement or the related Prospectus concerning such Holder as provided by or on behalf of such Holder and the aggregate amount of the liability of such Holder in connection with such offering shall not exceed such Holder’s net proceeds from the disposition of such Holder’s Registrable Securities in such offering) and (iii) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, custody agreements and other documents reasonably required under the terms of such underwriting arrangements. The Company hereby agrees with each Holder that, in connection with any underwritten offering in accordance with the terms hereof, it will negotiate in good faith, execute and perform its obligations under all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and will procure auditor “comfort” letters addressed to the underwriters in the offering from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any Subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters for an underwritten public offering as the underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement.

(l) The Company will obtain for delivery to the underwriter or underwriters of an underwritten offering of Registrable Securities an opinion or opinions and a negative assurance letter from counsel for the Company (including any local counsel reasonably requested by the underwriters) dated the most recent effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, covering the matters customarily covered in opinions and negative assurance letters requested in sales of securities or public underwritten offerings, which opinions shall be reasonably satisfactory to such underwriters and their counsel.

(m) For a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period or the Shelf Period, as applicable, and in respect of any offering of Registrable Securities, the Company will make available upon reasonable notice at the Company’s principal place of business or such other reasonable place for inspection by any selling Holder of Registrable Securities covered by the applicable Registration Statement, by any managing underwriter or managing underwriters selected in accordance with this Agreement and by any attorney, accountant or other agent retained by such Holders or underwriter, such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably requested by such Holders, underwriters, attorneys, accountants or agents (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of the Securities Act.

(n) The Company will (i) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement and provide and enter into any customary agreements with a custodian for the Registrable Securities and (ii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities included in such Registration Statement.

(o) The Company will cooperate with each Holder of Registrable Securities and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA and in performance of any due diligence investigations by any underwriter.

(p) The Company will use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, the Trading Market, FINRA and any state securities authority, and make available to each Holder, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(q) The Company will use its commercially reasonable efforts to ensure that any Issuer Free Writing Prospectus utilized in connection with any Prospectus complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(r) In connection with any registration of Registrable Securities pursuant to this Agreement, the Company will take all commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of Registrable Securities by such Holders, including furnishing to the selling Holders and/or any underwriters such further customary certificates, opinions and documents as they may reasonably request using commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable advance notice, to meet with prospective investors in presentations, meetings and road shows; provided, however that the Company shall not be required to participate in any marketing effort that is longer than two (2) Business Days or requires face to face meeting with investors more than once every ninety (90) days and no more than three (3) times in a twelve (12) month period.

(s) The Company shall use its commercially reasonable efforts to list the Company Common Stock and any other Registrable Securities of any class or series covered by a Registration Statement on the New York Stock Exchange or The Nasdaq Global Market or any successor national securities exchange. Following the listing of the Company Common Stock and any other Registrable Securities on the New York Stock Exchange or The Nasdaq Global Market or any successor national securities exchange, the Company will use its commercially reasonable efforts to maintain such listing.

(t) The Company shall, if for an underwritten offering is pursuant to a Registration Statement on Form S-3 or any similar short-form registration, include in such Registration Statement such additional information for marketing purposes as the managing underwriter(s) reasonably request(s).

(u) The Company shall use its commercially reasonable efforts to cooperate in a timely manner with any reasonable and customary request of the Holders in respect of any Alternative Transaction, including entering into customary agreements with respect to such Alternative Transactions (and providing customary representations, warranties, covenants and indemnities in such agreements) as well as providing other reasonable assistance in respect of such Alternative Transactions of the type applicable to a Public Offering subject to this Section 4. to the extent customary for such transactions.

(v) Each Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (iv) and (vi) of Section 4(d) or the occurrence of a Suspension Period, such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented Prospectus or amended Registration Statement or is advised in writing by the Company that the use of the Prospectus may be resumed.

5. Registration Expenses. The Company shall bear all reasonable Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration , Shelf Registration, Underwritten Shelf Takedown or Piggyback Registration (excluding any Selling Expenses), whether or not any Registrable Securities are sold pursuant to a Registration Statement.

“Registration Expenses” shall include, without limitation, (i) all registration, qualification and filing fees and expenses (including fees and expenses (A) of the Commission or FINRA, (B) incurred in connection with the listing of the Registrable Securities on the Trading Market, and (C) in compliance with applicable state securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities)); (ii) printing expenses (including expenses of printing certificates for the Company’s shares and of printing prospectuses); (iii) analyst or investor presentation or road show expenses of the Company and the underwriters, if any; (iv) messenger, telephone and delivery expenses; (v) fees and disbursements of counsel (including any local counsel), auditors and accountants for the Company (including the expenses incurred in connection with “comfort letters” required by or incident to such performance and compliance); (vi) the reasonable fees and disbursements of underwriters to the extent customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained in accordance with the rules and regulations of FINRA and the other reasonable fees and disbursements of underwriters (including reasonable fees and disbursements of counsel for the underwriters) in connection with any FINRA qualification; (vii) fees and expenses of any special experts retained by the Company; (viii) Securities Act liability insurance, if the Company so desires such insurance; (ix) reasonable fees and disbursements of one counsel (along with any reasonably necessary local counsel) representing all Holders participating in such registration mutually agreed by Holders of a Majority of Included Registrable Securities participating in such registration; and (x) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies. In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), the expense of any annual audit and any underwriting fees, discounts, selling commissions and stock transfer taxes and related legal and other fees applicable to securities sold by the Company and in respect of which proceeds are received by the Company. Each Holder shall pay any Selling Expenses applicable to the sale or disposition of such Holder’s Registrable Securities pursuant to any Demand Registration Statement or Piggyback Registration Statement, or pursuant to any Shelf Registration Statement under which such selling Holder’s Registrable Securities were sold, in proportion to the amount of such selling Holder’s shares of Registrable Securities sold in any offering under such Demand Registration Statement, Piggyback Registration Statement or Shelf Registration Statement.

6. Indemnification.

(a) If requested by a participating Holder, the Company shall indemnify and hold harmless each underwriter, if any, engaged in connection with any registration referred to in Section 2 and provide representations, covenants, opinions and other assurances to such underwriter in form and substance reasonably satisfactory to such underwriter and the Company. Further, the Company shall indemnify and hold harmless each Holder, its partners, stockholders, equityholders, general partners, managers, members, and Affiliates and each of their respective officers and directors and any Person who controls any such Holder (within the meaning of the Securities Act or the Exchange Act) and any employee or Representative thereof (collectively, each, an “Indemnified Person” and collectively, “Indemnified Persons”), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’, accountants’ and experts’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act, the Exchange Act or otherwise (collectively, “Losses”), as incurred, arising out of, based upon, resulting from or relating to (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, Prospectus (including in any preliminary prospectus (if used prior to the effective date of such Registration Statement)), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto or in any documents incorporated or deemed incorporated by reference in any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or (iii) any violation or alleged violation by the Company or any of its Subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law rule or regulation in connection with such Registration Statement, disclosure document or related document or report or any offering covered by such Registration Statement, and the Company shall reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, demand, action, suit or proceeding; provided, however, that the Company shall not be liable to any Indemnified Person to the extent that any such Losses arise out of, are based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Person specifically for use therein.

(b) In connection with any Registration Statement filed by the Company pursuant to Section 2 hereof in which a Holder has registered for sale its Registrable Securities, each such selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, employees, agents and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and any other Holder selling securities under such Registration Statement, its partners, stockholders, equityholders, general partners, managers, members, and Affiliates and each of their respective officers and directors and any Person who controls such other Holder (within the meaning of the Securities Act or the Exchange Act) and any employee or Representative thereof from and against any Losses resulting from (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act, Prospectus (including in any preliminary prospectus (if used prior to the effective date of such Registration Statement)), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto or in any documents incorporated by reference in any of the foregoing, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or (iii) any violation or alleged violation by such Holder of any federal, state or common law rule or regulation relating to action or inaction in connection with any information provided by such Holder in such registration, disclosure document or related document or report in the case of clauses (i) and (ii) to the extent, but only to the extent, that such untrue statement or omission occurs in reliance upon and in conformity with any information furnished in writing by or on behalf of such selling Holder to the Company specifically for inclusion in such registration, disclosure document or related document or report and has not been corrected in a subsequent writing prior to the sale of the Registrable Securities thereunder, and the Holder will reimburse the Company for any legal or other expenses reasonably incurred by it in connection with investigating or defending such Losses.

In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Holder in connection with such sale.

(c) Any Indemnified Person under paragraph (a) or (b) of this Section 6 shall (i) give prompt written notice to the indemnifying person under paragraph (a) or (b) of this Section 6 of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying person shall not relieve the indemnifying party of its obligations hereunder except to the extent, if at all, that the indemnifying person’s ability to defend such claim (through the forfeiture of substantive rights or defenses) is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying person to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person; provided, however, that any Indemnified Person shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (A) the indemnifying person has agreed in writing to pay such fees or expenses, (B) the indemnifying person shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Person within a reasonable time after receipt of notice of such claim from the Indemnified Person, (C) the Indemnified Person has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other Indemnified Persons that are different from or in addition to those available to the indemnifying person, or (D) in the reasonable judgment of any such Indemnified Person (based upon advice of its counsel) a conflict of interest may exist between such Indemnified Person and the indemnifying person with respect to such claims (in which case, if the Indemnified Person notifies the indemnifying person in writing that such Indemnified Person elects to employ separate counsel at the expense of the indemnifying person, the indemnifying person shall not have the right to assume the defense of such claim on behalf of such Indemnified Person). If any action is settled or if there be a final judgment for the plaintiff, the indemnifying person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No action may be settled without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned), provided that the consent of the Indemnified Person shall not be required if (A) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such settlement; (B) such settlement provides for the payment by the indemnifying person of money as the sole relief for such action and (C) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. It is understood that the indemnifying person or persons shall not, except as specifically set forth in this

Section 6(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm (in addition to any local counsel that is required to effectively defend against any such proceeding) for all Indemnified Persons and that all such fees and expenses shall be paid or reimbursed promptly.

(d) If the indemnification provided for in this Section 6 is held by a court of a competent jurisdiction to be unavailable to an Indemnified Person with respect to any loss, damage, claim or liability, the indemnifying party, in lieu of indemnifying such Indemnified Person thereunder, shall to the extent permitted by law, contribute to the amount paid or payable by such Indemnified Person as a result of such loss, damage, claim or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Person on the other in connection with the actions that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying person and of the Indemnified Person shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying person or Indemnified Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding sentences. Notwithstanding the provisions of this Section 6(d), no selling Holder shall be required to contribute any amount in excess of the net proceeds (after deducting the underwriters’ discounts and commissions) received by such selling Holder in the offering. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each selling Holder’s obligation to contribute pursuant to this Section 6(d) is several in the proportion that the net proceeds of the offering received by such selling Holder bears to the total net proceeds of the offering received by all such selling Holders and not joint.

(e) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The obligations of the Company and Holders under this Section 6 shall survive completion of any offering of Registrable Securities pursuant to a Registration Statement and the termination of this Agreement.

7. Facilitation of Sales Pursuant to Rule 144. The Company shall use its commercially reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act and the rules adopted by the Commission thereunder (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the written request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. This Section 7 shall apply only after an initial Public Offering.

8. Transfer Restrictions. Each Holder agrees that the transferee in any transfer of any of its Company Common Stock will not be entitled to any rights under this Agreement, unless such transferee executes and delivers a Joinder Agreement in substantially the form attached hereto as Exhibit A (a “Joinder”). Any transferee executing a Joinder is an “Approved Transferee” and a Holder. Nothing in this Section 8 shall affect any restrictions on transfer contained in any other contract by and among the Company and any of the Holders, or by and among any of the Holders. For the avoidance of doubt, any holder of Company Common Stock issued upon the exercise of the Warrants shall automatically be deemed to be a party to this Agreement and a Holder without further action or signature, including any requirement to execute and deliver a Joinder, in accordance with terms of the Warrant Agreement governing the Warrants.

9. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or a Holder of any of its obligations under this Agreement, any Party, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Parties agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate and shall waive any requirement for the posting of a bond. No failure or delay by any Person in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(b) Amendment; Modification; Waivers. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Company and holders of a majority of the outstanding shares of Company Common Stock owned by the Holders and such amendment or waiver treats all holders of capital stock equally in all respects, which writing shall specifically reference this Agreement, specify the provision(s) hereof that it is intended to amend or waive and further specify that it is intended to amend or waive such provision(s). No amendment or waiver is permitted if such amendment or waiver would adversely affect a Holder relative to the other Holders without such Holder’s written consent.

(c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) upon delivery, if served by personal delivery upon the Person for whom it is intended, (b) on the third Business Day after the date mailed if delivered by registered or certified mail, return receipt requested, postage prepaid, (c) on the following Business Day if delivered by a nationally-recognized, overnight, air courier or (d) when delivered or, if sent after the Close of Business, on the following Business Day if sent by facsimile transmission or email with electronic confirmation, in each case, to the address set forth on the signature page of this Agreement or on Schedule I or to such other address as may be designated in writing, in the same manner, by such Person. If to any other Person who is then a Holder, to the address of such Holder as it appears on the signature pages hereto or such other address as may be designated in writing hereafter by such Person.

(d) Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of laws. Each Party agrees that it shall bring any litigation with respect to any claim arising out of or related to this Agreement, exclusively in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware) (together with the appellate courts thereof, the “Chosen Courts”), and solely in connection with claims arising under this Agreement (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or as not having jurisdiction over the relevant Party, (d) agrees that service of process in any such action or proceeding shall be effective if notice is given in accordance with Section 9(c), although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law and (e) agrees not to seek a transfer of venue on the basis that another forum is more convenient. Notwithstanding anything herein to the contrary, (i) nothing in this Section 9(d) shall prohibit any party from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (ii) each Party agrees that any judgment issued by a Chosen Court may be recognized, recorded, registered or enforced in any jurisdiction in the world and waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment in any such jurisdiction.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives, Permitted Assignees and Approved Transferees. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume the obligations of the Company under this Agreement or enter into a new agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

(f) Waiver of Venue. The Parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, (i) any objection that they may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9(d) and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(g) Waiver of Trial bv Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PERSON HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PERSON UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PERSON MAKES THIS WAIVER VOLUNTARILY, AND (d) SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH ANCILLARY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(h) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, that, if any one or more of the provisions contained in this Agreement shall be determined to be excessively broad as to activity, subject, duration or geographic scope, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable under applicable law.

(i) Business Days. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a day other than a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(j) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and supersedes any and all prior or contemporaneous discussions, agreements and understandings, whether oral or written, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.

(k) Execution of Agreement. This Agreement may be executed and delivered (by facsimile, by electronic mail in Adobe Portable Document Format (.pdf) or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

(l) Determination of Ownership. In determining ownership of Company Common Stock hereunder for any purpose, the Company may rely solely on the records of the transfer agent for the Company Common Stock from time to time, or, if no such transfer agent exists, the Company’s stock ledger.

(m) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Holders may be partnerships or limited liability companies, each Holder covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the Company’s or the Holder’s former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees (each, a “Related Party” and collectively, the “Related Parties”), in each case other than the Company, the Holders or any of their Permitted Assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of the Company or the Holders under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 9(m) shall relieve or otherwise limit the liability of the Company or any Holder, as such, for any breach or violation of its obligations under this Agreement or such agreements, documents or instruments.

(n) Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than a Party and their respective successors and permitted assigns any rights, benefits or remedies of any nature whatsoever.

(o) Recapitalizations. Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Company Common Stock, (ii) any and all securities into which shares of Company Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Company Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

(p) Headings; Section References. All heading references contained in this Agreement are for convenience purposes only and shall not be deemed to limit or affect any of the provisions of this Agreement.

(q) Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy, facsimile, or electronic mail in Adobe Portable Document Format (.pdf) or otherwise)) will be effective as delivery of a manually executed counterpart of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGES OF HOLDERS TO FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement Agreement as of the date first written above.

AFG HOLDINGS, INC.

By:	/s/ Curtis Samford
Name:	Curtis Samford
Title:	President & Chief Executive Officer

Address: 945 Bunker Hill Road, Suite 500 Houston, Texas 77024

with a copy (which shall not constitute notice) to:
Matthew R. Pacey Kirkland & Ellis LLP 600 Travis Street, Suite 3300 Houston, Texas 77002

SCHEDULE I

EXHIBIT A

Form of Joinder Agreement

The undersigned hereby agrees, effective as of the date set forth below, to become a party to that certain Registration Rights Agreement (as amended, restated and modified from time to time, the “Agreement’”), dated as of June 8, 2017, by and among AFG Holdings, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company party thereto. The undersigned hereby agrees to be bound by all of the terms of the Agreement and shall hereafter be deemed to be, for all purposes of the Agreement, a party to the Agreement and a “Holder” (as defined in the Agreement). This Joinder Agreement and all disputes or controversies arising out of or relating to this Joinder Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of laws. The address, facsimile number and email address to which notices may be sent to the undersigned are as follows:

Address:

Facsimile No.:
Email:
Date:

[If entity]

[ENTITY

NAME]

Name:
Title:

[If individual]

Individual Name: